EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SVB Financial Group:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-213281, 333-213279, 333-198147, 333-192471, 333-188707, 333-183323, 333-176232, 333-168836, 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-68857, 333-28185, 333-05489, 033-60467) and registration statements on Form S-3 (No. 333-201641 and 333-195878) of SVB Financial Group (the Company) of our reports dated February 28, 2017, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, stockholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of the Company.

/s/ KPMG LLP
San Francisco, California
February 28, 2017